Accountants' Consent

The Board of Directors
BankAtlantic Bancorp, Inc.:

We consent to the use of our reports incorporated herein by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                              KPMG LLP
Ft. Lauderdale, Florida
December 20, 1999